                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 2000

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                     Internet Infrastructure HOLDRS(SM) Trust
                     (Issuer with respect to the receipts)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   333-96069
                           (Commission File Number)

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
             (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.
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Item 5.   Other Events

          On June 9, 2000, VeriSign, Inc. completed its acquisition of Network Solutions, Inc., exchanging 1.075 shares of VeriSign common stock for each share of Network Solutions common stock. As a result, the two shares of Network Solutions previously represented in each round-lot of 100 Internet Infrastructure HOLDRS have been exchanged for 2.15 shares of VeriSign. The share amount of VeriSign represented by a round-lot of 100 Internet Infrastreucture HOLDRS is now 6.15.

          Infospace.com, Inc. changed its name to Infospace, Inc.

          The share amounts set forth in Exhibit 99 below reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (99) Internet Infrastructure HOLDRS(SM) Trust Prospectus
                    Supplement dated June 30, 2000 to Prospectus dated February 24, 2000.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED



Date:  June 30, 2000        By:   /s/ STEPHEN G. BODURTHA
                                  -----------------------
                                  Name:   Stephen G. Bodurtha
                                  Title:   Attorney-in-Fact

                                       3
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                                 EXHIBIT INDEX

Number and Description of Exhibit                  Sequential
---------------------------------                  Page Number
                                                   -----------

(99) Internet Infrastructure HOLDRS(SM) Trust      Pg. 5
Prospectus Supplement dated June 30, 2000 to
Prospectus dated February 24, 2000.

                                       4